EXHIBIT 99.2
GEOGLOBAL TO HOST 2011 THIRD QUARTER CONFERENCE CALL
 ON NOVEMBER 15, 2011

Calgary, Alberta, Canada, November 9, 2011 – GeoGlobal Resources Inc. (GeoGlobal or the Company) (NYSE Amex: GGR) today announced it intends to host a conference call on Tuesday, November 15, 2011 at 10:30 a.m. Eastern Time to discuss its financial results for the third quarter of 2011.  The Company intends to disclose its financial results via a news release after market close on Monday, November 14, 2011.

To access the conference call by telephone, dial 1-888-231-8191 or internationally on +1 647-427-7450.  The conference call will be archived for replay until Tuesday, November 22, 2011, at midnight.

To access the archived conference call, dial 416-849-0833 or 1-855-859-2056 and enter the reservation number 24729096 followed by the number sign.

A live audio webcast of the conference call will be available on the GeoGlobal website at www.geoglobal.com as well as http://www.newswire.ca/en/webcast/viewEvent.cgi?eventID=3728120

Please connect at least 15 minutes prior to the conference call to ensure adequate time for any software download that may be required to join the webcast.  The webcast will be archived at the above web sites for 90 days.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

For further information contact:
GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il	The Equicom Group
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Moran Meir-Beres	Dave Feick, Managing Director, Western Canada
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il	Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com